Exhibit 23.3

CONSENT OF ERNST & YOUNG

We hereby consent to the incorporation by reference in B2Gold Corp.’s Registration Statement on Form S-8 of our report dated September 28, 2012, relating to CGA Mining Limited’s financial statements for the year ended June 30, 2012.

ERNST & YOUNG

/s/ Peter McIver
Name: Peter McIver
Title: Partner

Date: 26 November 2013